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                                                                    Exhibit 10.4


                           1999 INTERNET CAPITAL L.P.

          AGREEMENT OF LIMITED PARTNERSHIP, effective as of August ___, 1999 (the "Effective Date"), among ICG Holdings, Inc. ("General Partner"), and the persons and/or entities identified on Exhibit I attached hereto as Limited Partners, and such other persons as shall, from time to time, become limited partners as provided herein (the "Limited Partners"). The General Partner and the Limited Partners are sometimes referred to herein collectively as the "Partners" or individually as a "Partner".

          The parties, in consideration of their mutual covenants herein contained, agree to become partners and to form a limited partnership (the "Partnership") as follows:

                                   ARTICLE I

                          Formation; Name and Office;
                     Purpose; Powers; Term and Dissolution
                     -------------------------------------

   Section 1.1.    Formation.  The Partners hereby form the Partnership
                   ---------
pursuant to the provisions of the Act by executing this Agreement of Limited Partnership and filing a Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

   Section 1.2.    Name and Office.  The Partnership shall be conducted under
                   ---------------
the name 1999 Internet Capital L.P.

                (a) The General Partner shall have the power at any time to (i) change the name of the Partnership and (ii) qualify the Partnership to do business under any name when the Partnership's name is unavailable for use in a particular jurisdiction. The General Partner shall use its best efforts to qualify the Partnership to do business in each jurisdiction where the activities of the Partnership make such qualification necessary. The General Partner shall give prompt notice of any change of the Partnership's name to each Partner.

                (b) The registered office of this Partnership in the State of Delaware is 103 The Springer Building, 3411 Silverside Road, Wilmington, Delaware 19801, c/o Cindy Conner or such other place as may from time to time be designated by the General Partner. The General Partner shall give prompt notice of any such change to each Partner.

                (c) The principal office of the Partnership shall be at 103 The Springer Building, 3411 Silverside Road, Wilmington, Delaware 19801, c/o Cindy Conner or such other place as may from time to time be designated by the General Partner. The General Partner shall give prompt notice of any such change to each Partner.

   Section 1.3.    Purpose. The Partnership is being organized for the purpose
                   -------
of investing in Securities, to engage in such activities as may be permitted hereby or are incidental hereto and for engaging in any and all lawful business activities in which limited partnerships formed in the State of Delaware under the Act may participate.

   Section 1.4.    Powers.  In furtherance of the purpose of the Partnership as
                   ------
specified in

Section 1.3, the Partnership shall have all powers available to it as a limited partnership under the laws of the State of Delaware that are reasonably necessary to enable it to perform its functions and conduct its activities, including, without limitation, (i) the power to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purpose of the Partnership, (ii) the power to purchase, sell, transfer, pledge and exercise all rights, privileges and incidents of ownership or possession with respect to Securities and other Partnership Assets and (iii) the power to form other limited partnerships and to make capital contributions to such partnerships.

   Section 1.5.    Term and Dissolution.  The Partnership shall continue in full
                   --------------------
force and effect indefinitely until the Partnership is dissolved pursuant to the provisions of Article VIII.

                                  ARTICLE II

                               Limited Partners
                                ----------------

   Section 2.1.    Initial Limited Partners.  The initial Limited Partners are
                   ------------------------
listed on Exhibit I hereto. Additional Limited Partners may be admitted by the General Partner from time to time pursuant to Section 2.2 below.

   Section 2.2.    Admission of Limited Partners.  One or more additional
                   -----------------------------
Limited Partners shall be admitted to the Partnership and shall become a party to this Agreement upon (i) each signing a counterpart of this Agreement and delivering such counterpart to the General Partner in such manner and at such time as the General Partner shall determine and (ii) acceptance thereof by the General Partner, at the discretion of the General Partner. Each additional Limited Partner so admitted to this Partnership shall be bound by all the provisions of this Agreement. Following an amendment pursuant to Article IX, the General Partner is authorized to revise this Agreement as appropriate and, if required by the Act, to file amendments to the Certificate of Limited Partnership from time to time.

   Section 2.3.    Liability of Limited Partners.  Except as otherwise provided
                   -----------------------------
under the Act, no Limited Partner, in his capacity as such, shall be liable for any debts, liabilities, contracts or obligations of the Partnership. No Limited Partner, in his capacity as such, shall be liable for any debts, liabilities, contracts or obligations of any other Partner.

                                  ARTICLE III

                             Capital Contributions
                             ---------------------

   Section 3.1.    Contribution of General Partner.  The General Partner shall
                   -------------------------------
contribute in cash or Securities in respect of its interest in the Partnership in the amount set forth opposite its name on Exhibit I attached hereto. The General Partner may make additional Capital Contributions from time to time in cash or Securities, and Exhibit I shall be accordingly amended, but the inadvertent failure to amend such Exhibit I shall not affect the calculations of Capital Contributions.

   Section 3.2.    Contributions of Limited Partners.  Each Limited Partner
                   ---------------------------------
shall contribute

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in cash in respect of its Limited Partnership Interest the amount set forth opposite its name on Exhibit I attached hereto. No additional Capital Contribution shall be required.

   Section 3.3.    Withdrawal of Capital.  A Partner shall not be entitled to
                   ---------------------
bring an action for partition against the Partnership, or to demand or receive any distribution of or with respect to his Capital Contribution except as is specifically provided in this Agreement.

                                  ARTICLE IV

               Rights, Powers and Duties of the General Partner
               ------------------------------------------------

   Section 4.1.    Management of Partnership.  The General Partner shall have
                   -------------------------
sole and exclusive right to manage, control and conduct the affairs of the Partnership and to do any and all acts on behalf of the Partnership. All decisions with respect to Securities including, without limitation, the investment or reinvestment, holding, disposition, distribution to Partners or any similar investment-related decisions will be made solely by the General Partner. The General Partner may delegate responsibility over any right or obligation to any of the General Partner's agents or representatives as the General Partner in its sole discretion, deems appropriate. The General Partner will possess all of the powers and rights of a general partner under the Act.

   Section 4.2.    Authorized Acts.  The General Partner is authorized and
                   ---------------
empowered to carry out and implement the purpose of the Partnership, as provided in Section 1.3, and to exercise the powers of the Partnership, as provided in
Section 1.4, for, in the name of, and on behalf of, the Partnership.

   Section 4.3.    Powers of the Limited Partners.  The Limited Partners shall
                   ------------------------------
take no part in the control, management or conduct of the affairs of the Partnership nor shall the Limited Partners have any authority to vote on Partnership matters or to act for or on behalf of the Partnership except as otherwise required by law.

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   Section 4.4.    Liabilities of the General Partner.  The General Partner
                   ----------------------------------
shall not be liable, responsible or accountable, in damages or otherwise, to any other Partner or to the Partnership for any act or omission taken by such General Partner, except for its own gross negligence or willful misconduct, nor shall the General Partner be liable, responsible or accountable for the gross negligence or willful misconduct (including dishonesty or bad faith) of any employee, broker or other agent of the Partnership which the General Partner shall have selected with reasonable care. The General Partner shall be entitled to rely upon the advice of counsel and public accountants, and shall not be liable, responsible or accountable, in damages or otherwise, to any other Partner or to the Partnership, for any act or omission which he shall take in good faith in reliance on such advice.

   Section 4.5.    Indemnification.
                   ---------------

                (a) The Partnership shall indemnify, to the fullest extent permitted by law, the General Partner and its officers, directors, employees, partners and agents ("Indemnified Parties") from and against all costs and expenses, including attorneys' fees, judgments, fines, settlements and/or liabilities incurred by or imposed upon any Indemnified Party in connection with, or resulting from, investigating, preparing or defending any action, suit or proceeding, whether civil, criminal, legislative or otherwise (or any appeal thereof), to which any Indemnified Party may be made a party or become otherwise involved or with which any Indemnified Party may be threatened, in each case by reason of, or in connection with, the Indemnified Party being or having been associated with or otherwise acting for the Partnership, or having acted as a director, officer, employee, partner or agent of any Entity in which the Partnership had invested, or by reason of any action or alleged action, omission or alleged omission by any Indemnified Party in any such capacity, provided that the Indemnified Party is not ultimately adjudged to have engaged in gross negligence or willful misconduct, and provided further that the Indemnified Party acted in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Partnership.

                (b) The Partnership shall pay the expenses incurred by an Indemnified Party in investigating, preparing or defending any civil or criminal action, suit or proceeding, in advance of the final disposition thereof, upon receipt of (i) an undertaking by the Indemnified Party to repay such payment if there is a final determination that he is not entitled to indemnification as provided herein and (ii) satisfactory evidence that the Indemnified Party has sufficient financial resources to satisfy any such undertaking.

                (c) The Partnership shall make all indemnification provided for pursuant to this Section 4.5 solely out of Partnership Assets and only to the extent of such Partnership Assets. Except as provided aforesaid, no Limited Partner shall have any personal liability for any indemnification required or permitted pursuant to this Section 4.5. None of the provisions of this Section
4.5 shall be deemed to create or grant any rights in favor of Indemnified Parties which cannot be discharged out of Partnership Assets, except as provided aforesaid, or in favor of anyone other than Indemnified Parties; this provision excludes, among others, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the termination, dissolution and winding up of the Partnership.

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                                   ARTICLE V

                Capital Accounts; Allocations and Distributions
                -----------------------------------------------

   Section 5.1.    Capital Accounts.
                   ----------------

                (a) There shall be established for each Partner a separate Capital Account.

   Section 5.2.    Allocations.
                   -----------

                (a) After giving effect to the special allocations, if any, set forth in Section 5.5, Net Income or Net Loss for any Accounting Period shall be allocated among the Partners in accordance with the following provisions:

                        (i) Net Income derived from the Partnership's interest in each Investment Position shall be allocated as follows:

                            (A) First, 100% to the General Partner until (1) the
                cumulative amount of Net Income from a particular Investment Position allocated pursuant to this Section 5.2(a)(i)(A)(1) for the current Accounting Period and all prior Accounting Periods equals the cumulative amount of Net Loss, if any, derived from such Investment Position and allocated pursuant to Section 5.2(a)(ii) for all prior Accounting Periods and (2) the cumulative amount of Net Income allocated to the General Partner pursuant to this Section 5.2(a)(i)(A)(2) equals 100% of the General Partner's Threshold Amount Minus its Equity Cost Basis in such Investment Position.

                             (B) Second, 100% to the Limited Partners (to be
                divided among them pro rata in accordance with their Vested Profits Percentages) until the Net Profits allocated to them pursuant to this Section 5.2(a)(i)(B) is equal to the aggregate Limited Partners Vested Profits Percentage of the sum of (a) the Equity Cost Basis and (b) the amount allocated pursuant to this
                Section 5.2(a)(i)(B) and Section 5.2(a)(i)(A)(2) above with respect to such Investment Position, and

                              (C) Third, pro rata among the Partners in
                accordance with their Vested Profits Percentages.

                (ii) Net Loss with respect to an Investment Position shall first be allocated in a manner that reverses the allocated Net Income with respect to such Investment Position in Section 5.2(a)(i) above, reversing allocations first under subsection (C) and then subsection (B) and then subsection (A) of Section 5.2(a)(i) above and then to the Partners in accordance with Capital Percentages.

                (iii) Short-term Investment Income and Short-term Investment Loss shall be allocated to the Partners in accordance with Capital Percentages.

                                      -5-
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                (b) Upon the admission of any additional Limited Partner during
1999, the General Partner shall assign a Profit Percentage to such additional Limited Partner, which shall dilute the Profit Percentages of the Limited Partners to the extent that the aggregate Profit Percentage of all Limited Partners would otherwise exceed twelve percent (12%) and Exhibit III shall be amended to reflect such new Profit Percentages.

                (c) The allocations agreed to be made pursuant to Section 5.2(a) hereto shall, for purposes of determining Capital Account balances, be deemed allocated prior to a distribution in kind (giving effect to such distribution in kind).

                (d) If an interest in the Partnership is transferred during a taxable year, Net Income or Net Loss (and any item of income, gain, loss, deduction or credit) for such taxable year allocable to the transferred interest shall be prorated between the transferor and the transferee based upon that portion of such taxable year during which each was recognized as owning such interest, without regard to the results of Partnership operations during particular portions of such taxable year and without regard to distributions made to the transferor and the transferee during such taxable year; provided, that such allocation must be in accordance with a method permissible under section 706 of the Code and Treasury Regulations thereunder.

   Section 5.3.    Distributions.
                   -------------
                (a) Except as otherwise provided in this Section 5.3, from time to time the General Partner shall cause the Partnership to distribute to the Partners all or part of the Investment Assets, the proceeds from a Disposition or Dispositions or other income and proceeds attributable to the Partnership's interest in any of the Investment Positions. Any Investment Assets distributed by the Partnership shall be valued at their Gross Asset Value and treated for Capital Account purposes as if sold immediately prior to distribution. Distributions of different types or classes of property or securities need not be made pro rata to all Partners, so long as the Gross Asset Value of all distributions is allocated in accordance with this Section 5.3.

                (b) Distributions shall be made among the Partners in the following manner:

                        (i) In the case of any distribution (exclusive of distributions from the Reserve Account described in Section 5.3(c) below) made after the last day of the Final Measurement Period with respect to an Investment
Position:

                              (A) Each Limited Partner shall receive an amount
                equal to such Limited Partner's Vested Profit Percentage in such distribution; and

                              (B) The General Partner shall receive the balance.

                        (ii) In the case of any distribution made on or prior to the last day of the Final Measurement Period with respect to an Investment
Positions:

                              (A) Each Limited Partner shall receive an amount
                equal to 75% of the the Limited Partner's Current Performance Share; and

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                              (B) The General Partner shall receive the balance,
                less any amount set aside in the Reserve Account pursuant to
                Section 5.3(c).

                (c) In the event of a distribution on or prior to the last day of the Final Measurement Period, a portion of such distribution shall be set aside in a special account (the "Reserve Account") maintained by the Partnership to be administered as follows:

                        (i) The amount of the distribution allocated to such Reserve Account shall be equal to the sum of (i) 25% of the Limited Partners' Current Performance Shares and (ii) 100% of the the Limited Partners' Future Performance Shares.

                        (ii) Following the end of each Future Measurement Period the Partnership shall determine whether the Performance Requirement and the Threshold Requirement has been satisfied for such Future Measurement Period. If the Performance Requirement has been satisfied, the Limited Partners shall receive a distribution from the Reserve Account equal to 75% (100% in the case of the Final Measurement Period) of the additional amount, if any, that the Limited Partners would be entitled to receive by virtue of satisfying the Performance Requirement for such Measurement Period. If the Performance Requirement has not been satisfied, no distribution shall be made from the Reserve Account to the Limited Partners.

                        (iii) Following the end of the Final Measurement Period, any amounts remaining in the Reserve Account to which Limited Partners are not entitled pursuant to the foregoing provisions of this Section 5.3(c)(ii) shall be distributed to the General Partner

                        (iv) For purposes of this Agreement:

                              (A) "Current Performance Share" means an amount
                equal to a Limited Partner's Vested Profit Percentage of a distribution, assuming that the Performance Requirement has been satisfied for the Current Measurement Period and for each prior Performance Period for which the Performance Requirement could be satisfied pursuant to Section 6.4.

                              (B) "Future Performance Share" means the excess of
                (i) a Limited Partner's Vested Profit Percentage of a distribution if the Performance Requirements had been satisfied for the Final Measurement Period over (ii) such Limited Partner's Current Performance Share.

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                              (C) "Measurement Period" means each of the annual
                periods or longer period, in the case of the initial Measurement Period, ending on December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and if the Performance Requirement for the Measurement Period ending December 31, 2003 has not been satisfied as determined pursuant to Section 6.4 as of December 31, 2003, then, solely for purposes of Section 6.4(a)(i), December 31, 2004 and for which Performance Requirements are established pursuant to Section 6.4;

                              (D) "Future Measurement Period" means each
                Measurement Period that ends after the Current Measurement
                Period;

                              (E) "Final Measurement Period" means the
                Measurement Period ending on (i) December 31, 2003 or (ii) if the Performance Requirement for the Measurement Period ending December 31, 2003 has not been satisfied as determined pursuant to Section 6.4 as of December 31, 2003, then, solely for purposes of Section 6.4(a)(i), December 31, 2004; and

                              (F) "Current Measurement Period" means the
                Measurement Period ending on December 31 of the year in which a distribution occurs.

                (d) In the case of a distribution attributable to a disposition (other than a distribution from the Reserve Account) of Securities that occurred in a prior calendar year, the distribution shall be treated, for purposes of this Section 5.3, as taking place in such prior calendar year.

                (e) Notwithstanding the foregoing provisions of this Section 5.3, in no event shall a distribution be made to a Limited Partner to the extent that such distribution would cause such Limited Partner (after taking into account any allocations of Net Income or Net Loss attributable to such distribution) to have a deficit balance in such Limited Partner's Capital Account. In the event that a distribution is restricted pursuant to this Section 5.3(e), the Partnership shall, as promptly as possible, make a special distribution to such Limited Partner of an amount subject to restriction under this Section 5.3(d) at such time, if any, as such distribution would not cause such Limited Partners to have a deficit balance in such Limited Partner's Capital Account.

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   Section 5.4.    Tax Withholdings.  To the extent the Partnership is required
                   ----------------
by federal, state or local law or any tax treaty to withhold or to make tax payments on behalf of or with respect to any Partner, the General Partner shall withhold such amounts or make such tax payments as so required. The amount of such payments shall constitute an advance by the Partnership to such Partner bearing interest at the lowest applicable federal rate for such advance and, if such Partner shall not have reimbursed the Partnership for such amount, such amount, plus interest, if any, shall be repaid to the Partnership by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner and if such proceeds are insufficient, such Partner shall pay to the Partnership the amount of such insufficiency.

   Section 5.5.    Special Allocation - Qualified Income Offset.  In the event
                   --------------------------------------------
that any Partner unexpectedly received any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of
Partnership income and gain shall be specifically allocated to each Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.5 shall be made if and only to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article V have been tentatively made as if this Section 5.5 were not in this Agreement.

   Section 5.6.    Allocations for Tax Purposes.
                   ----------------------------

                (a) Items of Partnership taxable income, gain, loss, deduction, or credit shall be determined according to Code Section 703, and except as otherwise required under Code Section 704 or the Treasury Regulations promulgated thereunder, the Partners' distributive shares of each such item for purposes of Code Section 702 shall be determined by allocating such item in the same manner as its correlative item of "book" income, gain, loss, deduction or credit has been allocated pursuant to this Agreement.

                (b) Items of the Partnership's taxable income, gain and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code
Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value using the traditional method of Treas. Reg. (S)1.704-2(b)(2).

                (c) If the Gross Asset Value of a Partnership asset is adjusted, subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of the variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

                (d) Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not effect, or in any way be taken into account in computing, a Partner's Capital Account of share of income, gains, losses, deductions distributions or other Partnership items pursuant to these provisions.

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                                  ARTICLE VI

                              Vesting Provisions
                              ------------------

   Section 6.1.    Vested Profit Percentage.  For purposes of this Partnership,
                   ------------------------
the term "Vested Profit Percentage" of a Limited Partner with respect to an Investment Position shall be the product obtained by multiplying the following three factors: (1) such Limited Partner's Profit Percentage, (2) the Threshold Requirement Percentage applicable to such Investment Position, and (3) the Performance Requirement Percentage applicable to all Investments Positions of the Partnership.

   Section 6.2.    Determining the Profit Percentage.  For purposes of
                   ---------------------------------
determining a Limited Partner's Vested Profit Percentage, the term "Profit Percentage" shall mean, with respect to any given Measurement Period, the percentage set forth on Section 1 of Exhibit II, as may be increased pursuant to
Section 8.6 and/or decreased pursuant to Section 10.5.

   Section 6.3.    Determining the Threshold Requirement Percentage.  On the
                   ------------------------------------------------
date of any distribution of an Investment Position (including a distribution from the Reserve Account), the "Threshold Requirement Percentage" shall equal
(i) in connection with the sale or other disposition of such Investment Position
(a) one hundred percent (100%) if the Threshold Amount with respect to such Investment Position was reached as of the time of such sale or disposition and
(ii) in connection with a distribution in-kind of an Investment Position the Threshold Amount has been reached for at least three (3) of the six (6) immediately preceding calendar months, determined on the last business day of each such month, prior to the date of such distribution.

  Section 6.4.    Determining the Performance Requirement Percentage.
                  --------------------------------------------------

                (a) With respect to all Investment Positions of the Partnership:

                        (i) The Performance Requirement shall be considered satisfied for each Measurement Period ending on or prior to December 31, 2003 for which the Aggregate Return equals or exceeds fifteen per cent (15%) and the Performance Requirement Percentage shall be equal to the product of twenty-five per cent (25%) and the number of such Measurement Periods for which the Performance Requirement has been satisfied.

                        (ii) In the event that the Aggregate Return for a Measurement Period is less that fifteen percent (15%), such Aggregate Return may be further increased by amount of the excess, if any, of the Aggregate Return of the immediately succeeding Measurement Period over fifteen per cent (15%).

                (b) As of a given date, each Investment Position shall be valued as follows: (1) if an Investment Position has been sold or otherwise disposed of prior to such date, the value of the consideration received by the Partnership as a result of such sale or disposition, (2) in the event that no such sale or disposition has occurred, if an Investment Position has received third-party financing within the twelve month period prior to such date, the value of the Investment Position determined in connection with such financing, or (3) in the event that no such sale, disposition or financing has occurred, the value of an Investment Position shall be determined by an independent appraiser chosen in good faith by the General Partner.

                (c) In determining whether the Performance Requirement has been satisfied for any Measurement Period, the "Aggregate Return" shall mean the weighted average percentage appreciation in the value of the Investment Assets of the Partnership over such Measurement Period, taking into account the size of each investment and the length of time held by the Partnership, expressed on an annualized basis, without regard to compounding.

                                  ARTICLE VII

                Dissolution and Winding-Up of the Partnership;
                      Withdrawal and Removal of Partners
                      ----------------------------------

   Section 7.1.    Events of Dissolution.  The Partnership shall be dissolved,
                   ---------------------
and its affairs wound up, upon the happening of any of the following events:

                (a) the determination for any reason by the General Partner that the Partnership should be dissolved and its affairs wound up;

                (b) the dissolution of the General Partner or the entry of an order amounting to a stay of proceedings against the General Partner under the federal bankruptcy laws or rules; or

                (c) the sale or distribution of all or substantially all of the assets held by the Partnership; or

                (d) any other event that would cause a dissolution of a limited partnership under the Act.

   Section 7.2.    Winding Up.  Upon the occurrence of (i) a Dissolution Event
                   ----------
or (ii) the determination by a court of competent jurisdiction that the Partnership has dissolved prior to the occurrence of a Dissolution Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners, and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs, provided that all covenants contained in this Agreement shall continue to be fully binding upon the Partners until such time as the assets of the Partnership have been fully distributed pursuant to this Section 7.2 and the Certificate has been canceled pursuant to the Act. The General Partner shall be responsible for overseeing the winding up and dissolution of the Partnership and the determining the time, manner and terms of sale or other disposition of the Partnership's assets. The winding up and dissolution shall be completed within ninety (90) days of the occurrence of the Dissolution Event. The completion of the winding up and dissolution shall operate as the Limited Partners' release of any and all of their claims against both the Partnership and the General Partner. The General Partner shall take full account of the Partnership's liabilities and property and shall cause the property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

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

                (a) First to creditors (including Partners who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Partnership's debts and other liabilities (whether by payment of the making of reasonable provision for payment thereof);

                (b) The balance, if any, to the Partners in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. Such distribution shall, to the greatest extent possible, be made among the Partners in a manner consistent with the manner in which distributions shall be made among the Partners pursuant to Section 5.3.

   Section 7.3.    Deficit Capital Accounts.   If any Limited Partner has a
                   ------------------------
deficit balance in his Capital Account (after giving effect to all contribution, distributions and allocations for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.

   Section 7.4.    Voluntary Removal of a Limited Partner.  A Limited Partner
                   --------------------------------------
may, at such Partner's option exercised upon written notice to all the General Partner, voluntarily remove himself or herself as a Limited Partner as of the last day of a calendar month (a "Voluntary Removal") (the last business day immediately preceding the effective date of a Voluntary Removal or an Involuntary Removal pursuant to Section 7.5 shall be herein referred to as the "Termination Date."), provided that a Limited Partner may do so only if, immediately following such Voluntary Removal, there is at least one remaining Partner, and the remaining Partner or Partners has or have a net worth sufficient to satisfy, in the opinion of counsel to the Partnership any then applicable requirements of the Internal Revenue Service relating to the treatment of the Partnership as a partnership for tax purposes.

   Section 7.5.    Involuntary Removal of a Limited Partner.  Effective upon
                   ----------------------------------------
written notice to a Limited Partner from the General Partner, the Limited Partner named in such notice shall be involuntarily removed for any reason or for no reason as a Limited Partner (an "Involuntary Removal"), provided that the foregoing right may be exercised as to a Limited Partner only if, immediately following such Involuntary Removal, there is at least one remaining Partner, and the remaining Partner or Partners has or have a net worth sufficient to satisfy any then applicable requirements, in the opinion of counsel to the Partnership, of the Internal Revenue Service relating to the treatment of the Partnership as a partnership for tax purposes. A Voluntary Removal under Section 7.4 or an Involuntary Removal under this Section 7.5 shall not dissolve the Partnership, the business of which shall be carried on by the remaining Partner(s). (A Limited Partner who is removed as a Partner pursuant to Section 7.4 or this
Section 7.5 may be referred to herein as a "Removed Partner".)

   Section 7.6.    Treatment of Interest of Withdrawn or Removed Partner.
                   -----------------------------------------------------

                (a) Except as provided in Section 7.6(g), the Termination Share of a Removed Partner shall be calculated and paid as follows: From and after the Termination Date, such Removed Partner's Capital Account shall be eliminated and all items of Net Income and Net Loss allocated to such Partner's Capital Account shall be reallocated to a special Capital Account which shall be established for the benefit of such Removed Partner. A Removed Partner shall be fully Service Vested in all distributions made to him/her prior to his/her Termination Date.

                (b) Distributions to a Removed Partner shall not be made. The Net Income or Net Loss or right to distributions with respect to the Removed Partner's portion of any Investment Position at the Removed Partner's Termination Date in which such Removed Partner shall have an interest on such Date shall be allocated solely to the General Partner. From and after the Termination Date, the Removed Partner shall not be deemed a Partner for any purpose except for the purposes of Section 4.5 and Section 5.4, and any interest that a Removed Partner would have had in Investment Positions acquired subsequent to the Termination Date shall be allocated among the remaining Limited Partners, unless allocated to the General Partner.

                (c) The General Partner shall be 100% vested at all times.

                (d) The Service Vesting provisions of this Section 7.6 may be accelerated with the consent of the General Partner, and the distribution method may be modified with the consent of the Removed Partner affected thereby and the General Partner. A Removed Partner shall be 100% vested as a result of his (i) death, (ii) permanent disability or (iii) resignation for Good Reason within one year following a Change of Control or as a result of his/her Involuntary Removal other than an Involuntary Removal resulting from a Limited Partner's termination of employment with and/or service to the General Partner for Cause within one year following a Change of Control.

                (e) In each instance of a Removed Partner, the General Partner may make the election under Code Section 754, and adjust the basis of the Partnership property pursuant to Code Sections 734 or 743, as may be applicable.

                (f) A Partner removed for Cause shall receive only the balance of his Capital Account at the time of such removal. For purposes of calculating such Partner's Termination Share pursuant to Section 7.6(d), such Partner will not be considered vested at all in any Investment Position.

                                 ARTICLE VIII

                                  Amendments
                                  ----------

   Section 8.1. This Agreement may be amended only by the General Partner; provided, however, that prompt written notice thereof shall be delivered to the other Partners and that any amendment to this Agreement which (a) increases the liability of any Partner (b) affects vesting or (c) amends this Article IX, shall require the prior approval of a majority in interest of the Partners so affected.

                                  ARTICLE IX

                     Limitations on Transfers of Interests;
            Additional Partners; Adjustments to Distributive Shares
            -------------------------------------------------------

   Section 9.1.    Transfer by General Partner.  The General Partner may assign,
                   ---------------------------
pledge, mortgage or otherwise hypothecate, sell or dispose of any part or all of its Partnership Interest without the consent of the Limited Partners.

   Section 9.2.    Limitations on Transfers of Interests of Limited Partners.
                   ---------------------------------------------------------
No Limited Partner shall assign, pledge, mortgage, or otherwise hypothecate, sell, or dispose of any part or all of his Partnership Interest without the prior written consent of the General Partner.

   Section 9.3.    Effect of Authorized and Unauthorized Transfers.  Any
                   -----------------------------------------------
transferee of a Partnership Interest transferred in accordance with this Agreement shall succeed to all the rights and liabilities of the transferor provided for under this Agreement, but shall only become a Substituted Limited Partner if the permission required by Section 9.4 is granted. Any attempted transfer of a Limited Partner's Partnership Interest without compliance with the provisions of this Agreement shall be void and ineffectual and shall not be binding upon the Partnership, and the Partnership may refuse to recognize such attempted transfer for all purposes.

   Section 9.4.    Substituted Limited Partners.  The General Partner may, in
                   ----------------------------
its sole discretion, permit an assignee or transferee of a Partnership Interest to become a Substituted Limited Partner in the Partnership entitled to all the rights and benefits under this Agreement of the assignor or transferor. No such assignee or transferee shall become a Substituted Limited Partner unless and until the General Partner has given such permission. Each Limited Partner hereby consents to such admission and authorizes the General Partner to amend Exhibit I or II and, if required by the Act, the Certificate of Limited Partnership of the Partnership to reflect such admission.

   Section 9.5.    Additional Limited Partners.  The General Partner may from
                   ---------------------------
time to time admit one or more Persons as additional Limited Partners. Upon admission of such Person(s), the Profits Percentage of each Partner will be adjusted as provided below. Subject to the last sentence of this Section 9.5, the General Partner shall assign such additional Limited Partners Profit Percentage, and any Profit Percentage assigned to such additional Limited Partners will dilute the Profit Percentage of the existing Limited Partners in proportion to their Profit Percentage to the extent that the aggregate Profit Percentage of all Limited Partners would otherwise exceed twelve percent (12%), unless the General Partner elects to have such assignment of Profit Percentage dilute the General Partner. No Limited Partner shall participate in any Investment Asset acquired by the Partnership prior to the time such Limited Partner became a Limited Partner, unless expressly provided by the General Partner.

                                   ARTICLE X

                         Fiscal Year; Records; Reports
                         -----------------------------

   Section 10.1.    Fiscal Year.  "Fiscal Year," as used in this Agreement,
                    -----------
means the period
beginning on January 1 and ending on December 31 of each year.

   Section 10.2.    Records.  At all times the General Partner shall keep books
                    -------
of account of the Partnership. Such books of account, together with a copy of this Agreement and the Certificate of Limited Partnership and any amendments thereto and restatements thereof, shall at all times be maintained at the principal office of the Partnership, and shall be open to inspection at any reasonable time by the Partners.

   Section 10.3.    Reports.  As promptly as possible after the close of each
                    -------
Fiscal Year, but in any event within 90 days after the close of each Fiscal Year, the General Partner shall distribute K-1 tax returns and a report on the Investment Positions held by the Partnership to each Partner. Within 90 days after the close of each Fiscal Year, the Partnership shall transmit to each Partner a report indicating his share of the income or losses of the Partnership for such Fiscal Year for federal income tax purposes. Such report shall contain a separate accounting for such tax purposes of each of the following four items: realized capital gains, realized capital losses, ordinary income, and ordinary losses.

   Section 10.4.    Accounting Decisions.  All decisions as to accounting
                    --------------------
treatment of any items of Partnership business, when made by the General Partner in accordance with generally accepted accounting principles, shall have conclusive effect upon the Partnership and the Partners.

   Section 10.5.    Tax Matters Partner.  The General Partner shall be the tax
                    -------------------
matters partner for the Partnership for all federal income tax purposes set forth in the Code, with the power and authority to take all actions and do such things as required or as he shall deem appropriate under the Code or regulations promulgated thereunder.

                                  ARTICLE XI
                                  ----------

                                 Miscellaneous
                                 -------------

   Section 11.1.    Counterparts.  This Agreement may be executed by the
                    ------------
Partners in counterparts, all of which taken together shall be deemed one original.

   Section 11.2.    Further Assurances.  The Partners will execute, acknowledge,
                    ------------------
and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

   Section 11.3.    Captions.  The descriptive headings contained in this
                    --------
Agreement are inserted only as a matter of convenience and shall not control or affect the meaning or construction of any provision of this Agreement.

   Section 11.4.    Binding Effect.  Except to the extent required under the Act
                    --------------
and except for fees, rights to reimbursement and indemnity, and other compensation, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership, as such. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns, if any, of the respective Partners, except as otherwise provided in this Agreement.

   Section 11.5.    Partial Invalidity.  The invalidity or unenforceability of a
                    ------------------
portion of this Agreement will not affect the validity or enforceability of the remainder hereof.

   Section 11.6.    Integration.  This Agreement and its Schedules and Exhibits
                    -----------
constitutes the entire understanding and agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings of the parties in connection with this Agreement.

   Section 11.7.    Notices.  All notices provided for or permitted hereunder
                    -------
shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery and directed if to a Partner, at its address set forth under its signature below, and if to the Partnership, to the General Partner at its address set forth below under its signature. All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

   Section 11.8.    English Usage.  Words of gender or neuter may be read as
                    -------------
masculine, feminine or neuter, as required by context, and the word "persons" shall include individuals, trusts, Entities, and all other forms of association.

   Section 11.9.    References.  Article and Section references in this
                    ----------
Agreement are, unless otherwise indicated, references to the Articles or Sections, as the case may be, of this Agreement which are so numbered, as such may be amended. All references to numbered or lettered Exhibits are references to the Exhibits so numbered or lettered which are appended to this Agreement, as such Exhibits may be amended from time to time. Such references to Exhibits are to be construed as incorporating by reference the contents of each Exhibit to which such reference is made, as though such contents were set out in full at the place in this Agreement where such reference is made.

   Section 11.10.    Action by General Partner.  Any action, approval or consent
                     -------------------------
to be taken or given by the General Partner hereunder shall be valid only if taken or given by a member of the Board of Directors of the General Partner who is acting on behalf of a majority of the members of such Board of Directors.

   Section 11.11.    No Right to Employment.  The establishment or existence of
                     ----------------------
the Agreement shall not confer upon any individual the right to continue as a Limited Partner or as an employee of any entity, including, without limitation, the General Partner.

                                  ARTICLE XII

                                 Defined Terms
                                 -------------

   The following terms, when used in this Agreement, have the following meanings, unless otherwise expressly indicated:

   "Accounting Period" means a Fiscal Year or, if during a Fiscal Year there shall be one or more interim closings of the Partnership's books pursuant to
Section 5.2(b), means the period
from the beginning of such Fiscal Year to the date of the first such closing, the period(s) between any such closings, and the period from the last such closing to the end of such Fiscal Year.

   "Act" means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time.

   "Affiliate" means any member of a person's immediate family and any entity controlled by, controlling or under common control with such person.

   "Aggregate Return" has the meaning ascribed to it in Section 6.4(c).

   "Agreement" means this Agreement of Limited Partnership, with the Exhibits which are appended to and referred to in this Agreement, as such Agreement and Exhibits may be amended, modified or restated at any time and from time to time.

   "Board" means the Board of Directors of the General Partner.

   "Capital Account" means, for each Partner, the sum of (a) such Partner's Capital Contribution(s), plus (b) the aggregate amount of Net Income (including deemed gains only to the extent arising pursuant to this Agreement) allocated to such Partner pursuant to Article V, minus (c) the aggregate amount of cash distributed to such Partner pursuant to Article V, minus (d) the aggregate amount of Net Losses (including deemed losses only to the extent arising pursuant to this Agreement), minus (e) the aggregate amount of expenses allocated to such Partner pursuant to Article VII, minus (f) the value, as determined pursuant to Section 5.3, of such Partner's allocable share of Partnership Assets distributed to such Partner in kind and (g) otherwise in accordance with Treasury Regulations (S) 1.704-1. All such allocations and distributions shall be credited or charged, as the case may be, to the Capital Accounts of the Partners to whom they apply, as of the time as of which they are determined.

   "Capital Contribution" means, for each Partner, the amount shown as the Capital Contribution for such Partner, as from time to time increased pursuant to Article III.

   "Capital Percentages" mean as to each Partner the percentage its Capital Contributions to the Partnership bears to all Capital Contributions to the Partnership.

   "Cause" shall mean (i) the willful and continued failure by the Limited Partner substantially to perform his or her duties with the General Partner (other than any such failure resulting from incapacity due to physical or mental illness of the Limited Partner, or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason) or (ii) the willful engaging by the Limited Partner in conduct which is demonstrably and materially injurious to the General Partner, monetarily or otherwise. For purposes hereof, no act, or failure to act, on the Limited Partner's part, shall be deemed "willful" unless done, or omitted to be done, by the Limited Partner not in good faith and without reasonable belief that any act or omission was in the best interest of the General Partner. Notwithstanding the foregoing, in no event shall "Cause" be deemed to exist unless and until there shall have been delivered to the Limited Partner a notice of termination duly approved by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Limited Partner and an opportunity for him or her, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Limited Partner was guilty of conduct set forth above in clause (i) or (ii) of the first sentence of this paragraph.

   "Change of Control" shall be deemed to have occurred if:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the General Partner representing a majority of the voting power of the then outstanding securities of the General Partner; or

                (ii) Any person has completed a tender offer or exchange offer for a majority of the voting power of the then outstanding Shares of the General Partner.

                (iii) Notwithstanding anything contained in this Agreement to the contrary, if a participant's employment is terminated prior to a Change of Control (as defined in subparagraphs (i) or (ii)) and participant reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (B) otherwise occurred in connection with, or in anticipation of, a Change of Control (whether or not a Change of Control actually occurs), then for all purposes of this Agreement, the date of a Change of Control with respect to participant shall mean the date immediately prior to the date of such termination of participant's employment

   "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

   "Cost Basis" means the amount paid, or deemed paid per Section 5.6, by the Partnership for a Security or as set forth on Exhibit III.

   "Current Measurement Period" has the meaning ascribed to it in Section 5.3(c)(iv)(F).

   "Current Performance Share" has the meaning ascribed to it in Section 5.3(c)(iv)(A).

   "Debt Cost Basis" means the cost Basis of Securities other than equity Securities.

   "Disposition" means the sale of all or a portion of any of an Investment Position; in the case of a partial Disposition, such Disposition shall be treated as a Disposition of a separate asset to which shall be attributed, for purposes of this Agreement, a pro rata portion of the Partner's Capital Contributions made with respect to the entire Capital Contribution attributable to such Investment Position.

   "Dissolution Event" shall mean an event of dissolution specified in Section 7.1.

   "Entity" means any business corporation, partnership, unincorporated association, firm, organization, or any other business entity having one or more leaders or managerial figures.

   "Equity Cost Basis" means the Cost Basis of equity Securities or Securities convertible into or exercisable into equity Securities.

   "Fair Market Value" means the market price of publicly traded Securities, if publicly traded, or the fair market value determined by the General Partner otherwise.

   "Final Measurement Period" has the meaning ascribed to it in Section 5.3(c)(iv)(E).

   "Fiscal Year" has the meaning ascribed to it in Section 10.1.

   "Future Measurement Period" has the meaning ascribed to it in Section 5.3(c)(iv)(D).

   "Future Performance Share" has the meaning ascribed to it in Section 5.3(c)(iv)(B).

   "General Partner" means Internet Capital Group, Inc. or any person who succeeds its interest as the general partner under this Agreement.

   "Good Reason" shall mean (i) the termination, dissolution, complete or substantial liquidation of the Company; (ii) any substantial reduction of a Limited Partner's employment duties or responsibilities as were in effect immediately prior to the date of a Change of Control; or (iii) any requirement that a participant relocate more than twenty five (25) miles from his current location of employment following a Change of Control.

   "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset;

                (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective Fair Market Values as of the following times:
(A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
                                             ----------
(B) the distribution by the Partnership to a Partner of more than a de minimis
                                                                    ----------
amount of Partnership property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                (iii) The Gross Asset Value of any Partnership assets distributed to any Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution; and

                (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) clause (vi) of the definition of "Net Income" and "Net Loss"; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

   "Indebtedness" means all obligations, direct or contingent, for the payment of cash or cash equivalents, including, without limitation, obligations with respect to borrowed money, accounts payable, checks, drafts bills of exchange, letters of credit, margin accounts, short sales, reverse purchase agreements, futures contracts, and other recognized commercial transactions, instruments involving the extension of credit, and all obligations incurred as surety or guarantor of the obligations of others.

   "Indemnified Parties" has the meaning ascribed to it in Section 4.5.

   "Investment Assets," directly or indirectly, means and include all Securities, rights and other tangible and intangible property acquired by the Partnership for the purpose of producing a profit in the ordinary course of business.

   "Investment Position" means an Investment Asset and all Securities or other property which may be exchanged for or distributed with respect to such Investment Asset, whether by the issuer of the Investment Asset or related group of Entities or any successor or successors thereto.

   "Involuntary Removal" has the meaning ascribed to it in Section 7.5.

   "Limited Partners" means all and only those persons who are so designated in
Exhibit I hereto, a copy of which shall be kept on file by the General Partner and principal executive offices of the Partnership.

   "Limited Partnership Interest" means the Limited Partner's ownership interest in the Partnership received in exchange for his or her Capital Contribution.

   "Limited Partners Profit Percentage" means the aggregate Profit Percentage of all of the Limited Partners.

   "Measurement Period" has the meaning ascribed to it in Section 5.3(c)(iv)(C).

   "Net Income" and "Net Loss" mean, for each Accounting Period, an amount equal to the Partnership's taxable income or loss for such Accounting Period, with the following adjustments:

                (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

                (ii)  Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

                (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clauses (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                (v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain or loss from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 2 of Exhibit II shall not be taken into account in computing Net Income or Net Loss.

   "Partners" means the General Partner and Limited Partners individually or collectively, as the context requires.

   "Partnership" means 1999 Internet Capital L.P.

   "Partnership Assets" means all assets and property of the Partnership of any and every kind.

   "Partnership Interest" means any Partner's interest in the Partnership.

   "Person" has the meaning ascribed to it in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934.

   "Profit Percentage" means the percentage set forth on Exhibit II.

   "Removed Partner" has the meaning ascribed to it in Section 7.5.

   "Reserve Account" has the meaning ascribed to it in Section 5.3(c).

   "Securities" means any of one or more of the following: (a) capital stock (both common and preferred); partnership interests (both limited and general); limited liability company interests; interests in any acquisition, venture capital or other investment funds; notes; bonds; debentures; other obligations, instruments or evidences of indebtedness (whether convertible or otherwise); and other securities and equity interests of whatever kind of any Person, whether readily marketable or not; (b) any rights to acquire any of the Securities described in clause (a) above (including, without limitation, options, warrants, rights or other interests or other Securities convertible into any such Securities); or (c) any Securities received by the Partnership upon conversion of, in exchange for, as proceeds from the disposition of, as interest on, or stock dividend or other distribution from, any of the Securities described in clauses (a) or (b) above.

   "Service Vesting Percentage" has the meaning ascribed to it in Section 6.5.

   "Short-term Investment Income" means all items of income other than Net
Income.

   "Short-term Investment Loss" means all items of loss other than Net Loss.

   "Substituted Limited Partner" means any transferee or assignee of a Limited Partner's Partnership Interest who is then admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

   "Termination Share" means the payments a Removed Partner is entitled to receive from the Partnership from and after the date such Partner ceases to be a Partner.

   "Threshold Amount" means an amount equal to three hundred percent (300%) of the Equity Cost Basis of an Investment Position, unless otherwise provided
Exhibit III.

   "Treasury Regulation" means the income tax regulations promulgated under the Code and effective as of the date hereof. Unless the General Partner determines otherwise after consultation with the Limited Partner, such term shall be deemed to include any amendments to such regulations and any corresponding provisions of succeeding regulations.

   "Vested Profit Percentage" has the meaning specified in Section 6.1.

   "Voluntary Removal" has the meaning ascribed to it in Section 7.4.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership of the ____ day of ______________, 1999.

                                    GENERAL PARTNER:

                                    ICG HOLDINGS, INC.

                                    By:
                                        ------------------------------

                                    Title:
                                           ---------------------------


                                    LIMITED PARTNERS:


                                    [See counterpart signature pages]
                                    ----------------------------------

                                   EXHIBIT I

                                      to

                       Agreement of Limited Partnership

                                      of

                          1999 Internet Capital L.P.


Partners                    Capital Contribution
--------                    --------------------

General Partner:            Securities described in Exhibit III as amended from
---------------             time to time or purchase price of such securities,
                            but not less than [$_] million in aggregate value.

Limited Partners:           Schedule on file with the General Partner.
----------------